Exhibit 10.1
FIRST AMENDMENT AGREEMENT
          THIS FIRST AMENDMENT AGREEMENT (this “Amendment”), dated as of December 15, 2009, is among WINTRUST FINANCIAL CORPORATION (the “Borrower”), the Lenders listed on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.
W I T N E S S E T H:
     WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement dated as of October 30, 2009 (the “Credit Agreement”);
     WHEREAS, pursuant to Section 2.12 of the Credit Agreement, the Borrower has requested an increase in the Revolving Credit Facility of $25,000,000 and Wells Fargo Bank, N.A. (“Wells Fargo”) has agreed to become a Revolving Credit Lender under the Credit Agreement with a Revolving Commitment of $25,000,000;
     WHEREAS, in connection with such increase, the parties hereto wish to amend the Credit Agreement as hereinafter set forth.
     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:
     Section 1. Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.
     Section 2. Amendments To Credit Agreement. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:
          (a) Amendment to Table of Contents. The list of Exhibits in the Table of Contents to the Credit Agreement is amended in its entirety to read as follows:
          EXHIBITS
          Form of

A	Loan Notice
B-1	Revolving Credit Note
B-2	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E	Pledge Agreement
          (b) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:
(i)	The definition of “Revolving Credit Note” is amended by deleting the words “Exhibit B-2” and inserting the words “Exhibit B-1” therefor

(ii)	The definition of “Term Loan Note” is amended by deleting the words “Exhibit B-1” and inserting the words “Exhibit B-2” therefor.
          (c) Amendment to Article VIII. Article VIII of the Credit Agreement is amended by adding the following as new subsection (h):
     “(h) Maintain a zero balance on advances under the Revolving Credit Facility for a period of at least thirty (30) consecutive days during the term of the Revolving Credit Facility.”
          (d) Amendment to Section 9.01(n). Section 9.01(n) is amended by deleting the phrase “12 USC 1831i” and inserting “12 USC 1831” therefor.
          (e) Schedule 2.01. Schedule 2.01 to the Credit Agreement is replaced by Schedule 2.01 attached hereto.
          (f) Compliance Certificate. Exhibit C to the Credit Agreement is replaced by Exhibit C attached hereto.
     Section 3. Representation and Warranties. In order to induce the Lenders (including Wells Fargo) and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders (including Wells Fargo) and to the Administrative Agent that both before and after giving effect to the Amendment that:
          (a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment;
          (b) the warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respect as of the date hereof and the Amendment Effective Date with the same effect as though made on such date (except to the extent that that the representation in Section 5.15 expressly relates to an earlier date, such representation or warranty shall be made only as to such earlier date); and
          (c) there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a material adverse change in or have a material adverse effect upon the prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.
     Section 4. Conditions to Effectiveness. The amendments set forth in Section 2 hereof and the increase in the Revolving Credit Facility shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received four counterparts of this Amendment executed by the Borrower, the Administrative Agent and each Lender, including Wells Fargo.
     Section 5. Wells Fargo Representations. Wells Fargo (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Amendment Effective Date, it shall

2

be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.05 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Revolving Credit Commitment, and (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide its Revolving Credit Commitment; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     Section 6. Reaffirmation of Loan Documents. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.
     Section 7. Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
     Section 8. Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of Illinois. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.
     Section 9. Loan Document. This Amendment is a Loan Document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

WINTRUST FINANCIAL CORPORATION

By:	/s/ David A. Dykstra
Title:	Senior Executive Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent, Term Lender and Revolving Credit Lender

By:	/s/ Mary Pat Riggins
Title:	Senior Vice President

WELLS FARGO BANK, N.A. , as Revolving Credit Lender

By:	/s/ Nancy Blegen
Title:	Vice President

S-1

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 30, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Wintrust Financial Corporation, an Illinois corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(b) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. The Borrower has delivered the unaudited financial statements required by Section 6.01(a) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the consolidated financial condition, results of operations and shareholders’ equity of the Borrower in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of the financial statements described above.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

WINTRUST FINANCIAL CORPORATION

By:
Name:
Title:

2

For the Quarter/Year ended ___________
                   (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I. Section 8(a) Well Capitalized

Subsidiary Banks are “well capitalized”

(Yes or No)

II. Section 8(b) Return on Assets Ratio

A. net income after taxes	$

B. average of all assets	$

C. Return on Assets Ratio (Line IA ÷ Line IB):			%

Minimum required		0.25%

III. Section 8(c) Tangible Equity Capital	$

A. Borrower’s capital stock	$

B. Borrower’s surplus account	$

C. Borrower’s retained earnings account	$

D. Borrower’s goodwill	$

E. Tangible Equity Capital (Line IIA + Line IIB + Line IIIC — Line IID):
Line IB):

Minimum required		$670,000,000

IV. Section 8(d) — Non Performing Assets to Primary Capital Ratio.

A. Nonperforming Loans of Subsidiary Banks	$

B. Other Real Estate owned by Subsidiary Banks	$

1

C. other assets acquired through foreclosure or other realization upon collateral or rearrangement or satisfaction of Indebtedness of Bank Subsidiaries	$

D. Nonperforming Assets (Line IIIA + Line IIIB + Line IIIC)	$

E. Tier 1 Capital of Subsidiary Banks	$

F. loan loss reserve of Subsidiary Banks	$

G. Subordinated Debt of Subsidiary Banks	$

H. Primary Capital (Line IIIE + Line IIIF + Line IIIG)	$

I. Non Performing Assets to Primary Capital ((Line IIID ÷ Line IIIG):		%

Maximum permitted		30%

V. Section 8(e) — Loan Loss Reserve Ratio

A. Designated reserve for loan losses of Subsidiary Banks	$

B. Total loans of Subsidiary Banks	$

C. Loan Loss Reserve Ratio (Line IVA ÷ Line IVB):		%

Minimum required		0.65%

VI. Section 8(f) Bank Investments to Net Worth Ratio

A. Investments in Subsidiary Banks	$

B. Goodwill of the Borrower	$

C. Goodwill attributable to Subsidiary Banks	$

D. Bank Investments (Line VA + Line VB - Line VC)	$

E. Net Worth	$

F. Bank Investments to Net Worth Ratio (ratio of Line VD to Line VE)		to 1.00

Maximum permitted	1.25 to 1.00

VII. Section 8(g) Minimum Liquidity	$

Minimum required		$10,000,000

2